UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
December 9, 2009 (December 7, 2009)
Date of Report (Date of earliest event reported)
CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	000-51734	35-1516132
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2780 Waterfront Pkwy E. Drive
Suite 200
Indianapolis, Indiana 46214
(Address of principal executive offices) (Zip Code)
(317) 328-5660
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
Signatures
Exhibit Index
EX-1.1
EX-5.1
EX-8.1
EX-99.1
EX-99.2

Item 1.01 Entry into a Material Definitive Agreement.
     On December 8, 2009, Calumet Specialty Products Partners, L.P. (“Calumet”) entered into an Underwriting Agreement (the “Underwriting Agreement”), filed herewith as Exhibit 1.1, with Goldman, Sach & Co. and Barclays Capital Inc. as representatives for themselves and Deutsche Bank Securities Inc. (collectively, the “Underwriters”), which provides for the issuance and sale by Calumet, and purchase by the Underwriters, of 3,000,000 common units representing limited partner interests in Calumet (the “Common Units”) at $17.235 per Common Unit and a price to the public of $18.00 per Common Unit. The Underwriters were also granted an option for a period of 30 days to purchase up to a maximum of 450,000 additional Common Units at the same price. The material terms of the offering of the Common Units are described in the prospectus supplement, dated December 8, 2009, as filed by Calumet with the Securities and Exchange Commission (the “Commission”). The offer and sale of the Common Units is registered with the Commission pursuant to a Registration Statement on Form S-3 (File No. 333-145657), and the closing with respect to the 3,000,000 Common Units is expected to occur on December 14, 2009.
     Calumet intends to use the net proceeds from this offering, including the proportionate capital contribution from its general partner, of approximately $52.2 million to repay borrowings estimated to be outstanding at the closing of the offering under its revolving credit facility, of which approximately $30.0 million was borrowed, or is expected to be borrowed shortly after the closing of the offering, to finance Calumet’s incremental working capital requirements related to its previously announced specialty products agreements with a subsidiary of LyondellBassell, which were effective November 4, 2009. The net proceeds from any exercise of the underwriters’ option to purchase additional Common Units will be used to either pay down additional borrowings outstanding under its revolving credit facility or for general partnership purposes.
     Some of the Underwriters and their affiliates have performed investment and commercial banking and advisory services for Calumet and its affiliates from time to time for which they have received customary fees and expenses. The Underwriters and their affiliates may, from time to time, engage in transactions with and perform services for Calumet in the ordinary course of their business.
     The Underwriting Agreement contains customary representations, warranties and agreements of Calumet and certain affiliates, and customary conditions to closing, indemnification rights, obligations of the parties and termination provisions. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
     On December 7, 2009, Calumet issued a press release announcing the offering described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 hereto.
     On December 8, 2009, Calumet issued a press release announcing that it had priced the offering described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.2 hereto.
     The information contained in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.
      (d) Exhibits.

Exhibit
Number	Description
1.1	Underwriting Agreement dated as of December 8, 2009 among Calumet Speciality Products Partners, L.P., Calumet GP, LLC, Goldman, Sachs & Co. and Barclays Capital Inc., as representatives of the underwriters named therein.
5.1	Opinion of Vinson & Elkins L.L.P.
8.1	Opinion of Vinson & Elkins L.L.P., relating to tax matters.
23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 hereto).
23.2	Consent of Vinson & Elkins L.L.P. (included in Exhibit 8.1 hereto).
99.1	Press Release dated December 7, 2009, announcing public offering of common units.
99.2	Press Release dated December 8, 2009, announcing pricing of public offering of common units

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CALUMET SPECIALITY PRODUCTS PARTNERS, L.P.

By:	CALUMET GP, LLC, its General Partner

Date: December 9, 2009	By:	/s/ R. Patrick Murray, II
		Name:	R. Patrick Murray, II
		Title:	Vice President, Chief Financial Officer and Secretary

Exhibit Index

Exhibit
Number	Description
1.1	Underwriting Agreement dated as of December 8, 2009 among Calumet Speciality Products Partners, L.P., Calumet GP, LLC, Goldman, Sachs & Co. and Barclays Capital Inc., as representatives of the underwriters named therein.

5.1	Opinion of Vinson & Elkins L.L.P.

8.1	Opinion of Vinson & Elkins L.L.P., relating to tax matters.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 hereto).

23.2	Consent of Vinson & Elkins L.L.P. (included in Exhibit 8.1 hereto).

99.1	Press Release dated December 7, 2009, announcing public offering of common units.

99.2	Press Release dated December 8, 2009, announcing pricing of public offering of common units